UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 1, 2004

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure

                On December 1, 2004, we issued a press release announcing the appointment of Hein & Associates LLP as our independent registered public accounting firm.  A copy of the press release is attached with this report as Exhibit 99.1.

                On December 2, 2004, we issued a press release announcing that we signed a letter of intent to acquire Protection Plus Security Consultants, Inc.  A copy of the press release is attached with this report as Exhibit 99.2.

                On December 7, 2004, we issued a press release outlining its activities in the homeland security, semiconductor, and life sciences divisions.  A copy of the press release is attached with this report as Exhibit 99.3.

                On December 9, 2004, we issued a press release announcing an online interview with WallSt.net.  A copy of the press release is attached with this report as Exhibit 99.4.  The transcript of that interview is attached with this report as Exhibit 99.5.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	December 1, 2004, press release announcing the appointment of Hein & Associates LLP as Isonics’ independent registered public accounting firm

99.2	December 2, 2004, press release announcing that Isonics signed a letter of intent to acquire Protection Plus Security Consultants, Inc.

99.3	December 7, 2004, press release outlining Isonics’ activities in the homeland security, semiconductor, and life sciences divisions

99.4	December 9, 2004, press release announcing an online interview with WallSt.net

99.5	Transcript of online interview with WallSt.net

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of December 2004.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer